UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

Innventure, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42303 (Commission File Number)	93-4440048 (IRS Employer Identification No.)

6900 Tavistock Lakes Blvd, Suite 400
Orlando, Florida 32827
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (321) 209-6787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Accelsius Holdings LLC Funding

As announced earlier today, Accelsius Holdings LLC (“Accelsius”), a subsidiary of Innventure, Inc. (the “Company”), issued and sold to Legrand DPC, LLC (“Legrand”) and Johnson Controls, Inc. (“JCI”) units of Accelsius’ Series B-1 Units (the “Series B-1 Units”) for $40 million, based upon a valuation of approximately $665 million. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may or may not be accurate.

Balance of Convertible Debentures

As of January 12, 2026, approximately $6 million (in the aggregate) is outstanding under the convertible debentures issued to YA II PN, Ltd. (“Yorkville”) pursuant to the securities purchase agreement, dated September 15, 2025, and the securities purchase agreement, dated March 25, 2025 (the “Convertible Debentures”). This reflects a decrease in the amount outstanding under the Convertible Debentures of approximately $26.1 million from the approximately $32.1 million outstanding as of September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2026

INNVENTURE, INC.

By:	/s/ David Yablunosky
Name:	David Yablunosky
Title:	Chief Financial Officer